                          Exhibit 12.1

                                                   Six Months
Ended
                                                        June 30,
               At December 31,
                                                    1997     1996
    1996    1995    1994    1993    1992
Earnings
Pretax income                                       2,479
2,079     3,226   1,926   1,901   3,777   2,551
add fixed charges
    interest whether expensed or capitalized       14,527
6,454    17,502   9,549   8,125   9,628  12,141
    amort debt exp & discount or premium               24
0        18       0       0       0       0
    portion of rent exp that can be demonstrated
        as interest (leases immaterial)                 0
0         0       0       0       0       0
    Preferred stock dividend requirements               0
0         0       0       0       0       0
    registrants share income majority owned
        subsidiaries (equity method)                    0
0         0       0       0       0       0
    previously capitalized interest                     0
0         0       0       0       0       0

                                                   17,030
8,533    20,746  11,475  10,026  13,405  14,692

Fixed Charges
    interest whether expensed or capitalized       14,527
6,454    17,502   9,549   8,125   9,628  12,141
    amort debt exp & discount or premium                0
0         0       0       0       0       0
    portion of rent exp that can be demonstrated
        as interest (leases immaterial)                 0
0         0       0       0       0       0
    Preferred stock dividend requirements               0
0         0       0       0       0       0
    registrants share income majority owned
        subsidiaries (equity method)                    0
0         0       0       0       0       0
    previously capitalized interest                     0
0         0       0       0       0       0

                                                   14,527
6,454    17,502   9,549   8,125   9,628  12,141


Fixed Charges Excluding Interest on Deposits

    Fixed Charges                                  14,527
6,454    17,502   9,549   8,125   9,628  12,141
    Interest on Deposits                           (6,336)
(1,784)   (9,895) (8,980) (7,762) (9,405)(11,957)

                                                    8,161
4,670     7,607     569     363     223     184

                                                   Six Months
Ended
                                                        June 30,
               At December 31,
                                                    1997     1996
    1996    1995    1994    1993    1992
Ratios of Earnings to Fixed Charges

    Including interest on deposits                  1.17x
1.32x    1.19x   1.20x   1.23x   1.39x   1.21x
    Excluding interest on deposits                  2.09x
1.83x    2.73x  20.17x  27.62x  60.11x  79.85x
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